UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2018

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01                                           Regulation FD Disclosure.

On April 6, 2018, McEwen Mining Inc. (the “Company”) filed a technical report concerning its Black Fox Complex titled “Technical Report for the Black Fox Complex, Canada” dated April 6, 2018, with an effective date of October 31, 2017 (the “Technical Report”) on SEDAR. The Technical Report is accessible on SEDAR at www.sedar.com and on the Company’s website at www.mcewenmining.com.

The Technical Report was prepared in accordance with the Canadian Securities Administrators’ National Instrument 43-101 (“NI 43-101”) by SRK Consulting (Canada) Inc.  As a reporting issuer under Canadian securities laws, the Company is required to prepare its technical reports in accordance with the policies of NI 43-101, the Canadian securities laws, and the rules of the Toronto Stock Exchange.

All mineral resources and reserves in the Technical Report were estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. The estimate of mineral reserves in the Technical Report is also compliant with standards contained in the U.S. Securities and Exchange Commission’s Industry Guide 7 (“Guide 7”).

U.S. reporting requirements for disclosure of mineral properties are governed by Guide 7.  NI 43-101 and Guide 7 standards are substantially different. The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” are Canadian mining terms defined in NI 43-101. These definitions differ significantly from the definitions in Guide 7. Investors are cautioned not to assume that any part of mineral deposits in these categories will ever be converted into reserves. In particular, there is significant uncertainty as to the existence, and great uncertainty as to the economic and legal feasibility, of “inferred mineral resources”. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Cautionary Statement

With the exception of historical matters, the matters discussed in the Technical Report include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration, development, construction and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: April 8, 2018	By:	/s/ Carmen Diges
Carmen Diges, General Counsel